Pricing Supplement Dated June 11, 2008	Filed Pursuant to Rule 424(b)(2)
(To Prospectus dated November 21, 2007, and	Registration Statement Nos. 333-147181
Prospectus Supplement dated November 21, 2007	and 333-147181-01
CUSIP: 74254PZC9
Principal Life Insurance Company
Secured Medium-Term Notes (that are also Asset-Backed Securities)
Issued Through and Obligations of
Principal Life Income Fundings Trust 38 (the “Trust” and the “Issuing Entity”)
     The description of this pricing supplement of the particular terms of the Secured Medium-Term Notes offered hereby, and the Funding Agreement (specified below) issued by Principal Life Insurance Company (“Principal Life”) to the Trust, the payment obligations of which are fully and unconditionally guaranteed by the Guarantee (specified below) issued by Principal Financial Group, Inc. to the Trust, supplements the description of the general terms and provisions of the notes, the funding agreements and the guarantees set forth in the accompanying prospectus and prospectus supplement, to which reference is hereby made.
1. The Notes

Principal Amount:	$250,000,000	Purchasing Agent(s) Discount:	0%
Issue Price:	99.934%	Original Issue Date:	June 18, 2008
Net Proceeds to the Trust:	$249,835,000	Stated Maturity Date:	June 17, 2011

Specified Currency:	U.S. Dollars

Interest Payment Dates:	June 18 and December 18 of each year

Initial Interest Payment Date:	December 18, 2008
Regular Record Date: 15 calendar days prior to the Interest Payment Date
Type of Interest Rate: ☑ Fixed Rate ☐ Floating Rate
     Fixed Rate Notes: ☑ Yes ☐ No. If, Yes,
          Interest Rate: 5.15%
     Floating Rate Notes: ☐ Yes ☑ No. If, Yes,
          Regular Floating Rate Notes: ☐ Yes ☐ No. If, Yes,
               Interest Rate:
               Interest Rate Basis(es):
          Floating Rate/Fixed Rate Note: ☐ Yes ☐ No. If, Yes,
               Floating Interest Rate:
               Interest Rate Basis(es):
               Fixed Interest Rate:
               Fixed Rate Commencement Date:

     Inverse Floating Rate Note: ☐ Yes ☐ No. If, Yes,
          Fixed Interest Rate:
          Floating Interest Rate:
          Interest Rate Basis(es):
     Initial Interest Rate, if any:
     Initial Interest Reset Date:
     Interest Rate Basis(es). Check all that apply:
          ☐ CD Rate
          ☐ CMT Rate
          ☐ Constant Maturity Swap Rate
          ☐ LIBOR
          ☐ EURIBOR
          ☐ Prime Rate
          ☐ Commercial Paper Rate
          ☐ Eleventh District Cost of Funds Rate
          ☐ Federal Fund Open Rate
          ☐ Federal Funds Rate
          ☐ Treasury Rate
          ☐ Other
          If LIBOR: ☐ LIBOR Reuters
               LIBOR Currency:
          If CMT Rate:
               Designated Reuters Page:
                         If FEDCMT: ☐ Weekly Average ☐ Monthly Average
               Designated CMT Maturity Index:
     Index Maturity:
     Spread (+/-):
     Spread Multiplier:
     Interest Reset Date(s):
     Interest Rate Determination Date(s):
     Maximum Interest Rate, if any:
     Minimum Interest Rate, if any:
Calculation Agent: Citibank, N.A.
Exchange Rate Agent: Not applicable
Computation of Interest (not applicable unless different than as specified in the prospectus and prospectus supplement):
Day Count Convention (not applicable unless different than as specified in the prospectus and prospectus supplement):
Amortizing Notes: ☐ Yes ☑ No. If, Yes,
     Amortizing Schedule:
     Additional/ Other Terms
Discount Note: ☐ Yes ☑ No. If, Yes,
     Total Amount of Discount:
     Initial Accrual Period of Discount:
     Additional/Other Terms:
Redemption Provisions: ☐ Yes ☑ No. If, Yes,
     Initial Redemption Date:
     Initial Redemption Percentage:
     Annual Redemption Percentage Reduction (if any):

Redemption	☐ In whole only and not in part ☐ May be in whole or in part
     Additional/Other Terms:

Repayment: ☐ Yes ☑ No. If Yes,
     Repayment Date(s):
     Repayment Price:

Repayment:	☐ In whole only and not in part ☐ May be in whole or in part
     Additional/Other Terms:
Sinking Fund (not applicable unless specified):
Additional Amounts to be Paid for Withholding Tax (not applicable unless specified):
Securities Exchange Listing: ☐ Yes ☑ No. If Yes, Name of Exchange:
Authorized Denominations: $1,000
Ratings: The Notes issued under the Program are rated AA by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”). Principal Life expects the Notes to be rated Aa2 by Moody’s Investors Service, Inc. (“Moody’s”).
Purchasing Agent(s) Purchasing Notes as Principal: ☑ Yes ☐ No. If Yes,

Purchasing Agent(s)	Principal Amount

Barclays Capital Inc.	$125,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$125,000,000

Total:	$250,000,000
Purchasing Agent(s) Acting as Agent: ☐ Yes ☑ No. If Yes,

Purchasing Agent(s)	Principal Amount

Total:
State of Organization of Trust: New York
Additional/Other Terms:
Special Tax Considerations:
2. The Funding Agreement

Funding Agreement Issuer:	Principal Life Insurance Company

Funding Agreement No.:	8-05029

Deposit Amount:	$250,000,015

Net Deposit:	$249,835,000

Effective Date:	June 18, 2008

Stated Maturity Date:	June 17, 2011

Specified Currency:	U.S. Dollars

Interest Payment Dates:	June 18 and December 18 of each year

Initial Interest Payment Date:	December 18, 2008
Type of Interest Rate: ☑ Fixed Rate ☐ Floating Rate
     Fixed Rate Funding Agreement: ☑ Yes ☐ No. If, Yes,

     Interest Rate: 5.15%
     Floating Rate Funding Agreement: ☐ Yes ☑ No. If, Yes,
          Regular Floating Rate Funding Agreement: ☐ Yes ☐ No. If Yes,
               Interest Rate:
               Interest Rate Basis(es):
          Floating Rate/Fixed Rate Funding Agreement: ☐ Yes ☐ No. If, Yes,
               Floating Interest Rate:
               Interest Rate Basis(es):
               Fixed Interest Rate:
               Fixed Rate Commencement Date:
          Inverse Floating Rate Funding Agreement: ☐ Yes ☐ No. If, Yes,
               Fixed Interest Rate:
               Floating Interest Rate:
               Interest Rate Basis(es):
     Initial Interest Rate, if any:
     Initial Interest Reset Date:
     Interest Rate Basis(es). Check all that apply:
          ☐ CD Rate
          ☐ CMT Rate
          ☐ Constant Maturity Swap Rate
          ☐ LIBOR
          ☐ EURIBOR
          ☐ Prime Rate
          ☐ Commercial Paper Rate
          ☐ Eleventh District Cost of Funds Rate
          ☐ Federal Funds Open Rate
          ☐ Federal Funds Rate
          ☐ Treasury Rate
          ☐ Other (See Attached)
          If LIBOR: ☐ LIBOR Reuters
          LIBOR Currency:
          If CMT Rate:
               Designated Reuters Page:
                     If FEDCMT: ☐ Weekly Average ☐ Monthly Average
               Designated CMT Maturity Index:
          Index Maturity:
          Spread (+/-):
          Spread Multiplier:
          Interest Reset Date(s):
          Interest Rate Determination Date(s):
          Maximum Interest Rate, if any:
          Minimum Interest Rate, if any:
Calculation of Interest (not applicable unless different than as specified in the prospectus and prospectus supplement):
Day Count Convention (not applicable unless different than as specified in the prospectus and prospectus supplement):
Amortizing Funding Agreement: ☐ Yes ☑ No. If Yes,
     Amortizing Schedule
     Additional/Other Terms
Discount Funding Agreement: ☐ Yes ☑ No. If, Yes,
     Total Amount of Discount:
     Initial Accrual Period of Discount:
     Additional/Other Terms:

Redemption Provisions: ☐ Yes ☑ No. If, Yes,
     Initial Redemption Date:
     Initial Redemption Percentage:
     Annual Redemption Percentage Reduction (if any):

Redemption:	☐ In whole only and not in part ☐ May be in whole or in part
     Additional/Other Terms:
Repayment: ☐ Yes ☑ No. If, Yes,
     Repayment Date(s):
     Repayment Price:

Repayment:	☐ In whole only and not in part ☐ May be in whole or in part
     Additional/Other Terms:
Sinking Fund (not applicable unless specified):
Additional Amounts to be Paid For Withholding Tax (not applicable unless specified):
Ratings: The Funding Agreement issued under the Program is rated AA by S&P. Principal Life expects the Funding Agreement to be rated Aa2 by Moody’s.
Additional/Other Terms if any:
Special Tax Considerations:
3. The Guarantee

Guarantee Issuer:	Principal Financial Group, Inc.

Effective Date:	June 18, 2008
Additional/Other Terms if any: